Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-194654 of our report dated March 7, 2013 (August 13, 2013 as to Note 23) relating to the consolidated financial statements and financial statement schedule of Chrysler Group LLC and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Detroit, MI

April 1, 2014